Exhibit 10.29

FIRST AMENDMENT AND WAIVER TO FIVE-YEAR CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT, dated as of August 13, 2002 (this “Agreement”), amends the Five-Year Credit Agreement, dated as of October 31, 2000 (the “Credit Agreement”), among UnumProvident Corporation, a Delaware corporation (the “Company”), the several financial institutions from time to time party to this Agreement (collectively, the “Banks”; individually, a “Bank”), Citicorp USA Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent for the Banks (the “Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Company from time to time; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.              AMENDMENTS.

(a)                The definition of “Other Credit Agreement” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows

““Other Credit Agreement” means the 364-Day Credit Agreement, dated October 31, 2000, as amended, among the Company, certain banks, Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and the Bank of America, as Administrative Agent.”

(b)               The definition of “Senior Debt to Statutory EBIT Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Senior Debt to Statutory EBIT Ratio” means at any fiscal quarter end, the ratio of the Senior Debt of the Company and its Subsidiaries on a consolidated basis at such fiscal quarter end to the Statutory EBIT of the Insurance Subsidiaries on a combined basis for the four quarter period then ending, provided, however, (i) for the period ending on September 30, 2002, the Statutory EBIT component of the ratio shall be calculated by multiplying the Statutory EBIT for the quarter period then ending times four, (ii) for the period ending on December 31, 2002, the Statutory EBIT component of the ratio shall be calculated by multiplying the Statutory EBIT of the two quarter period then ending times two, and (iii) for the period ending on March 31, 2003, the Statutory EBIT component of the ratio shall be calculated by multiplying the Statutory EBIT of the three quarter period then ending times one and one-third.”

(c)                Section 7.10(c) of the Credit Agreement is hereby amended and restated in its entirely to read as follows:

“(c)              The Company shall not permit its Senior Debt to Statutory EBIT Ratio to be greater than:

6.00 to 1.00 for the fiscal quarter ending on September 30, 2002

5.50 to 1.00 for the fiscal quarter ending on December 31, 2002

5.25 to 1.00 for the fiscal quarter ending on March 31, 2003

5.00 to 1.00 for the fiscal quarter ending on June 30, 2003

4.75 to 1.00 for the fiscal quarter ending on September 30, 2003

4.25 to 1.00 for the fiscal quarter ending on December 31, 2003

4.00 to 1.00 at each fiscal quarter end thereafter.”

SECTION 2.              WAIVER; LIMITATION OF WAIVER.

(a)                The Banks hereby waive the right to require compliance by the Company with the requirements of Section 7.10(c) of the Credit Agreement for the period from April 1, 2002 to June 30, 2002.

(b)               The waiver set forth herein shall be limited to their terms and shall not constitute a waiver of any other rights the Banks may have from time to time, including the right, upon the occurrence of an Event of Default other than the breach of any agreement specifically waived hereunder, to accelerate the maturity of the Loans and all payments, including interest payment, with respect thereto.

SECTION 3.              CONDITIONS PRECEDENT. This Agreement shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied, and notice thereof shall have been given by the Agent to the Company and the Banks.

(a)                Receipt of Documents. The Agent shall have received this Agreement, duly executed by the Company, the Agent and the Required Banks.

(b)               Fees. The Company shall have paid an amendment fee to each Bank executing and delivering this Agreement before 12:00 p.m. Tuesday, August 13, 2002, equal to (i) $125,000 multiplied by (ii) the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) as of the date hereof of such Bank’s Commitment divided by the combined Commitments of each signing Bank.

SECTION 4.              REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Agreement, the Company hereby reaffirms, as of the date hereof, its representations and warranties contained in the Credit Agreement, as hereby amended, and the Company additionally represents and warrants to the Agent and each Bank as follows:

(a)                Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Agreement are within the Company’s corporate powers, have been duly authorized by all necessary corporation action, and do not contravene the

Company’s Organization Documents; contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company; or result in, or require the creation or imposition of, any Lien on any of the Company’s properties.

(b)               Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Agreement.

(c)                Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting enforcement of, creditors’ rights in general, and general principles of equity.

SECTION 5.              MISCELLANEOUS.

(a)                Continuing Effectiveness, etc. This Agreement shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Agreement in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

(b)               Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement.

(c)                Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)               Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(e)                Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

(f)                Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(g)               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

UNUMPROVIDENT CORPORATION
By:	/s/ ROBERT C. GREVING

Name:	Robert C. Greving
Title:	Senior Vice President & Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Agent and as a Bank
By:	/s/ MEHUL D. MEHTA

Name:	Mehul D. Mehta
Title:	Principal

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

CITICORP USA, INC.
By:	/s/ DAVID A. DODGE

Name:	David A. Dodge
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

WACHOVIA BANK, N.A.
By:	/s/ M. EUGENE WOOD, III

Name:	M. Eugene Wood, III
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

FLEET NATIONAL BANK
By:	/s/ HOLLY A. O’NEILL

Name:	Holly A. O’Neill
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

BANK ONE, NA
By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK
By:	/s/ HEATHER A. LINDSTROM

Name:	Heather A. Lindstrom
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

AMSOUTH BANK
By:	/s/ TRACY BROWN

Name:	Tracy Brown
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

BANK OF TOKYO - MITSUBISHI TRUST COMPANY
By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

THE DAI - ICHI KANGYO BANK, LTD
By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

LLOYDS TSB BANK PLC
By:	/s/ MATTHEW S. R. TUCK

Name:	Matthew S. R. Tuck
Title:	Vice President Financial institution, U.S.A

By:	/s/ PAUL D. BRIAMONTE

Name:	Paul D. Briamonte
Title:	Director Project Finance (U.S.A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

ROYAL BANK OF CANADA
By:	/s/ GABRIELLA KING

Name:	Gabriella King
Title:	Senior Manager